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                                                                     EXHIBIT 1.2



                                ESCROW AGREEMENT

         This Escrow Agreement dated as of December 27, 1999, is by and among comstar.net, inc., a Georgia corporation (the "Company"), and Scott & Stringfellow, Inc., a Virginia corporation, and SunTrust Equitable Securities Corporation, a Tennessee corporation (together with Scott & Stringfellow, Inc., the "Placement Agents"), to Branch Banking & Trust Company, a national banking association ("Escrow Holder").

                              BACKGROUND STATEMENT

         The Company desires to offer to subscribers for Minimum Subscriptions (as defined Section 5(a) below) its investment units, consisting of a Series 1999 Convertible Note and a Stock Purchase Warrant (the "Units"), at a price per unit of $50,000 (or such other price as specified by the Company or the Placement Agents in a notice to Escrow Holder), as more particularly set forth in a Registration Statement on Form S-1 (Reg. No. 333-92581) filed with the Securities and Exchange Commission (the "Registration Statement").

         In accordance with the Registration Statement, all payments received by the Company or the Placement Agents in connection with subscriptions for Units are required to be promptly forwarded to an Escrow Holder. The Company and the Placement Agents desire to appoint the Escrow Holder to act as a Escrow Holder pursuant to the terms of this Agreement, to accept and disburse funds and subscription documents from subscribers, and Escrow Holder has agreed to accept such appointment, in accordance with the terms of this Agreement


                             STATEMENT OF AGREEMENT

         1. APPOINTMENT OF ESCROW HOLDER. Company and the Placement Agents hereby appoint Escrow Holder to serve as Escrow Holder hereunder, and Escrow Holder hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

         2. ESTABLISHMENT OF THE ESCROW: Escrow Holder will open one or more escrow accounts (the "Escrow"), and either the Company or the Placement Agents, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, will deliver to Escrow Holder from time to time for deposit into the Escrow the full amount of each payment received from each subscriber (the "Subscription Price"), together with the name, address and taxpayer identification number of such subscriber, the number of Units subscribed for and the amount paid therefor, and an I.R.S. Form W-9 completed and executed by each subscriber. Escrow Holder shall have no obligation to accept monies, documents or instructions from any party other than the Company or a Placement Agent with respect to the Escrow. All monies so deposited will be in the form of a subscriber's personal check in favor of "Branch Banking & Trust Company - comstar.net, inc." or by wire transfer. Should any such check be returned to Escrow Holder as uncollectable for any reason, Escrow Holder will charge the amount of such unpaid check to Escrow, notify the Company of the amount of such return check, the name of the subscriber and the reason for return, and hold such check subject to further

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instructions from the Company or the Placement Agents. No monies and other property in the Escrow shall be subject to any lien, claim or offset by Escrow Holder or other creditors of the Company until and to the extent such monies and property become available for distribution to Company pursuant to the terms of this Agreement. Escrow Holder, Placement Agents and the Company agree that this Agreement may be waived and not implemented if all subscribers in this offering consent to depositing the Subscription Price directly into a separate bank account of the Company until subscriptions for at least $4,000,000 have been received pursuant to this offering, at which time the funds will become the property of the Company, provided that if the Minimum Subscriptions have not been received by the offering period as described in Section 5(c) of this Agreement, then such funds shall be returned to the persons entitled thereto.

         3. INVESTMENT: The funds held in Escrow will be invested by the Escrow Holder in such money market funds, including any including any money market fund managed by Escrow Holder and any of its affiliates, as the Placement Agents designate. No funds will be invested until Escrow Holder receives an I.R.S. Form W-9 completed and executed by the applicable subscriber and the subscriber's check has been collected in good funds. If Escrow Holder has not received instructions from the Placement Agents at any time that an investment decision must be made, Escrow Holder shall not invest such funds. Each investment shall be made in the name of Escrow Holder in its stated capacity as Escrow Holder. Notwithstanding anything to the contrary contained herein, Escrow Holder may, without notice to Placement Agents or Company, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Holder shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Holder for deposit into Escrow or any written investment instruction of the Placement Agents received by Escrow Holder after ten o'clock, a.m., Wilson, North Carolina, time, Escrow Holder shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Wilson, North Carolina, are open for business.

         4.       CANCELLATION OF SUBSCRIPTIONS:

                  a. CANCELLATION BY THE COMPANY: The Company may reject or cancel any subscription in whole or in part. If the Subscription Price for such rejected or cancelled subscription has been delivered to Escrow Holder, the Company will inform Escrow Holder of the rejection or cancellation, and Escrow Holder upon receiving such notice will refund the funds then held in escrow with respect to such cancelled subscription, and shall pay as soon as practicable to the applicable subscriber, by certified or bank check and by first class mail, such subscriber's share of income earned on the funds held in Escrow, each such share to be calculated on a Pro Rata Basis (as defined in Section 5(b) below).

                  b. CANCELLATION BY SUBSCRIBERS: All Subscriptions are irrevocable, and no subscriber will have any right to cancel or rescind the subscription, except as required under the law of any jurisdiction in which the shares are sold.

         5.       DISBURSEMENTS OF ESCROW FUNDS:

                  a. Completion of Minimum Offering. Subject to the provisions of Section 5 hereof, Escrow Holder shall pay to Company the liquidated value of the funds held in Escrow, by certified or bank check or by wire transfer, no later than one (1) business day following receipt of documents substantially in compliance with the following:

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                  (1)      a written notification (a "Minimum Offering Notice"),
                           signed by Placement Agents, which shall specify that subscriptions for at least $4,000,000 in Units (the "Minimum Subscriptions") have been received; that, to the best of Placement Agent's knowledge after due inquiry and review of its records, wire transfers or federal funds checks in full payment for that number of Units equal to or greater than the Minimum Subscriptions have been received, deposited with and collected by Escrow Holder; and that such subscriptions have not been rejected or otherwise terminated;

                  (2) an accounting of all subscriptions for Units received and accepted by Company as of the date of the Minimum Offering Notice, substantiating the sale of the Minimum Subscriptions and indicating for each subscription the Subscriber's name, the number and total purchase price of subscribed Units, the date of receipt by Company of the subscription documents and subscriptions funds, and any rejection of such subscription by Company, or other termination, for whatever reason, of such subscription.

                  (3)      an opinion of counsel address to Escrow Holder that
                           (a) the Registration Statement has been declared effective under the Securities Act of 1933, and (b) to the best of its knowledge, no stop order has been issued or threatened to be issued by the SEC or any other federal or state regulatory authority in connection with the Registration Statement or the offering of Units pursuant thereto; and

                  (4) Such other certificates, notices or other documents as Escrow Holder shall reasonably require.

Notwithstanding the foregoing, Escrow Holder shall not be obligated to disburse funds from Escrow to Company if Escrow Holder has grounds to believe that (a) checks in full payment for that number of Units equal to or greater than the Minimum Subscriptions have not been received, deposited with and collected by the Escrow Holder, or (b) any of the certifications and opinions provided pursuant to this Section 5(a) are incorrect or incomplete.

         After the initial disbursement of funds from Escrow to Company pursuant to this Section 5(a), Escrow Holder shall pay to Company any additional funds received with respect to the Units, by certified or bank check or wire transfer, no later than one (1) business day after receipt.

                  b. Rejection of Any Subscription or Termination of the Offering. No later than fifteen (15) business days after receipt by Escrow Holder of written notice (i) from Company or Placement Agents that there will be no closing of the sale of Units to subscribers, or (ii) from the SEC or any other federal or state regulatory authority that a stop order has been issued with respect to the Registration Statement and has remained in effect for at least twenty (20) days, Escrow Holder shall refund to all subscribers the funds then held in Escrow by certified or bank check and by first class mail, and shall pay as soon as practicable to the

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applicable subscriber(s), by certified or bank check and by first class mail, each subscriber's share of income earned on the funds held in Escrow, each such share to be calculated on a Pro Rata Basis. "Pro Rata Basis," with respect to the allocation among subscribers of interest and other earnings held in the Escrow, shall mean, for each subscriber, the subscriber's cash investment multiplied by the number of days the cash investment of such subscriber was held in interest-bearing investments pursuant to Section 3 hereof, multiplied by the average yield earned on the invested funds held in Escrow during such period of days.

                  c. Expiration of Offering Period. Notwithstanding anything to the contrary contained herein, if Escrow Holder shall not have received a Minimum Offering Notice on or before December 31, 1999 (or such later date to which the Company and the Placement Agents extend the offering, but in any event no later than January 15, 2000), Escrow Holder shall, within fifteen
(15) business days after such date and without any further instruction or direction from Placement Agents or Company, return to each Subscriber, by certified or bank check and by first class mail, the Subscription Price paid made by such Subscriber, and shall pay as soon as practicable to the applicable Subscriber(s), by certified or bank check and by first class mail, each Subscriber's share of income earned on the Escrow Funds, each such share to be calculated on a Pro Rata Basis.

         6. SUSPENSION OF PERFORMANCE OR DISBURSEMENT INTO COURT. If, at any time, there shall exist any dispute between Placement Agents, Company, Escrow Holder, any Subscriber or any other person with respect to the holding or disposition of any portion of the funds held in Escrow or any other obligations of Escrow Holder hereunder, or if at any time Escrow Holder is unable to determine, to Escrow Holder's sole satisfaction, the proper disposition of any portion of the funds and other property held in Escrow or Escrow Holder's proper actions with respect to its obligations hereunder, or if Placement Agents and Company have not within 30 days of the furnishing by Escrow Holder of a notice of resignation pursuant to Section 8 hereof appointed a successor Escrow Holder to act hereunder, then Escrow Holder may, in its sole discretion, take either or both of the following actions:

                  a. suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Holder or until a successor Escrow Holder shall have been appointed (as the case may be); provided however, that Escrow Holder shall continue to invest the Escrow Funds in accordance with Section 3 hereof; and/or

                  b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction for instructions with respect to such dispute or uncertainty, and pay into such court all funds and other property held by it in Escrow for holding and disposition in accordance with the instructions of such court.

Escrow Holder shall have no liability to Placement Agents, Company, any subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in Escrow or any delay in or with respect to any other action required or requested of Escrow Holder.

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         7.       FEES:

                  a. Fees. Escrow Holder shall be entitled to an initial, non refundable, set-up fee of $______ payable concurrently with its acceptance, and upon opening of this Escrow, plus actual expenses incurred in performing its duties hereunder. The Company and the Placement Agents, jointly and severally, will pay Escrow Holder's fees and expenses provided that upon the close of the Escrow, Escrow Holder may withhold from any amounts disbursed to the Company the amount of its then earned but unpaid fees and expenses.

                  b. Disbursements from Escrow to Pay Escrow Holder. The Escrow Holder is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow (to the extent of Company's rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Company or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof). Escrow Holder shall notify Company of any disbursement from the Escrow to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Company copies of all related invoices and other statements.

                  c. Security and Offset. Company hereby grants to Escrow Holder and the Indemnified Parties a security interest in and lien upon the Escrow (to the extent of Company's rights thereto) to secure all obligations hereunder, and Escrow Holder and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow (to the extent of Company's rights thereto). If for any reason the funds in Escrow available to Escrow Holder and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Company shall promptly pay such amounts to Escrow Holder and the Indemnified Parties upon receipt of an itemized invoice.

         8. RESIGNATION AND REMOVAL OF ESCROW HOLDER. Escrow Holder may resign from the performance of its duties hereunder at any time by giving ten
(10) days' prior written notice to Placement Agents and Company or may be removed, with or without cause, by Placement Agents and Company, acting jointly in writing, at any time by the giving of ten (10) days' prior written notice to Escrow Holder. Such resignation or removal shall take effect upon the appointment of a successor Escrow Holder as provided herein. Upon any such notice of resignation or removal, Placement Agents and Company jointly shall appoint a successor Escrow Holder hereunder. Upon any failure of the Company and the Placement Agents to appoint a successor within thirty (30) days after the effective date of such resignation or removal, the Escrow Holder, at the Company's expense, may petition any court of competent jurisdiction for the appointment of a successor. Upon the acceptance in writing of any appointment as Escrow Holder hereunder by a successor Escrow Holder, such successor Escrow Holder shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Holder, and the retiring Escrow Holder shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Holder hereunder prior to such succession. After any

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retiring Escrow Holder's resignation or removal, the provisions of this Escrow
Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Holder under this Escrow Agreement.

         9.       LIABILITY OF ESCROW HOLDER.

                  a. Escrow Holder shall have no liability or obligation with respect to the Escrow except for Escrow Holder's willful misconduct or gross negligence. Escrow Holder's sole responsibility shall be for the safekeeping, investment, and disbursement of the funds and property held in Escrow in accordance with the terms of this Escrow Agreement. Escrow Holder shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Holder may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein which Escrow Holder shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Holder be liable for incidental, indirect, special, consequential or punitive damages. Escrow Holder shall not be obligated to take any legal action or commence any proceeding in connection with the funds or property held in Escrow or this Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, Escrow Holder shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any subscriber or any other agreement between Company, Placement Agents and/or any Subscriber. Escrow Holder shall not be responsible or liable in any manner for the performance by Company or any subscriber of their respective obligations under any subscription agreement nor shall Escrow Holder be responsible or liable in any manner for the failure of Company, Placement Agents or any third party (including any subscriber) to honor any of the provisions of this Escrow Agreement, the provisions of law or the terms of the Registration Statement or any other offering documents. Escrow Holder may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Company and Placement Agents, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

                  b. The Escrow Holder is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Holder of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Holder is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Holder complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other

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person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         10. INDEMNIFICATION OF ESCROW HOLDER. From and at all times after the date of this Escrow Agreement, Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Holder and each director, officer, employee, attorney, agent and affiliate of Escrow Holder (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Company or Placement Agents, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Company in writing, and Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Company shall be required to pay such fees and expenses if (a) Company agrees to pay such fees and expenses, or (b) Company shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) Company is the plaintiff in any such action or proceeding or (d) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and Company, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Company. Company shall be liable to pay fees and expenses of counsel pursuant to the preceding sentence. All such fees and expenses payable by Company pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of Company under this
Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Holder.

         11. FACSIMILE: The Company agrees that Escrow Holder may, but need not, honor and follow instructions, amendments or other orders ("orders") which shall be provided by telephone facsimile transmission ("faxed") to Escrow Holder in connection with this escrow and

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may act thereon without further inquiry and regardless of by whom or by what means the actual or purported signature of the Company may have been affixed thereto if such signature in Escrow Holder's sole judgment resembles the signature of the Company. The Company indemnifies and holds Escrow Holder free and harmless from any and all liability, suits, claims or causes of action which may arise from loss or claim of loss resulting from any forged, improper, wrongful or unauthorized faxed order. The Company agrees to pay all attorney fees and cost incurred by Escrow Holder (or allocable to its in-house counsel), in connection with said claim(s).

         12.      REPRESENTATIONS AND WARRANTIES:

                  a. Company makes the following representations and warranties to Escrow Holder:

                  (1) Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

                  (2) This Escrow Agreement has been duly approved by all necessary corporate action of Company, including any necessary shareholder approval, has been executed by duly authorized officers of Company, and constitutes a valid and binding agreement of Company, enforceable in accordance with its terms.

                  (3) The execution, delivery, and performance by Company of this Escrow Agreement will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Company, any applicable law or regulation, any court order or administrative ruling or decree to which Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which Company is a party or any of its property is subject. The execution, delivery and performance of this Agreement is consistent with and accurately described in the Registration Statement, and the allocation of interest and other earnings to subscribers as set forth herein has been properly described therein.

                  (4) No party other than the parties hereto and the prospective subscribers have, or shall have, any lien, claim or security interest in funds and other property held in Escrow or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow or any part thereof.

                  (5) Company hereby acknowledges that the status of Escrow Holder is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that the Escrow Holder has investigated the desirability or advisability of investment in the Units or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Holder has not and shall not be used in any manner in connection with the offer or sale of the Units other than to state that the Escrow Holder has agreed to serve as Escrow Holder for the limited purposes set forth herein.

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                  (6)      All of the representations and warranties of Company
contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow.

                  b. Each Placement Agent, as to itself and not as to the other Placement Agent, makes the following representations and warranties to Escrow Holder:

                  (1) Placement Agent is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

                  (2) This Escrow Agreement has been duly approved by all necessary corporate action of Placement Agent, has been executed by a duly authorized officer of Placement Agent, and constitutes a valid and binding agreement of Placement Agent, enforceable in accordance with its terms.

                  (3) The execution, delivery, and performance by Placement Agent of this Escrow Agreement will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Placement Agent, any applicable law, regulation or license, any court order or administrative ruling or decree to which Placement Agent is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which Placement Agent is a party or any of its property is subject. The execution, delivery and performance of this Agreement is consistent with and accurately described in the Registration Statement, and the allocation of interest and other earnings to subscribers as set forth herein has been properly described therein.

                  (4) The wire transfer of funds to Escrow Holder or the deposit with Escrow Holder of federal funds checks from subscribers pursuant hereto shall be deemed a representation and warranty by Placement Agent that each such wire transfer or federal funds check represents a bona fide sale to the subscriber described therein of the amount of Units set forth therein, subject to and in accordance with the terms of the Registration Statement.

                  (5) Placement Agent hereby acknowledges that the status of Escrow Holder is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication shall be made that the Escrow Holder has investigated the desirability or advisability of investment in the Units or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Holder has not and shall not be used in any manner in connection with the offer or sale of the Units other than to state that the Escrow Holder has agreed to serve as Escrow Holder for the limited purposes set forth herein.

                  (6) All of the representations and warranties of Placement Agents contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

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         13.      OTHER:

                  (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

If to Company at:                     2812 Spring Road, Suite 210
                                      Atlanta, Georgia 30339
                                      Phone Number: (770) 485-6000
                                      Fax Number:   (770) 486-6100
                                      ATTENTION: Cary Howell

     If to Placement Agents at:       Scott & Stringfellow, Inc.
                                      909 East Main Street
                                      Richmond, VA 23219
                                      ATTENTION: M. Kent Warner
                                      Facsimile Number: (804) 649-2615

                                      And

                                      SunTrust Equitable Securities Corporation
                                      800 Nashville City Center
                                      Nashville, TN 37219
                                      ATTENTION: David Jones
                                      Facsimile Number: (615) 780-4187

     If to the Escrow
     Holder at:                       Branch Banking & Trust Company
                                      Corporate Trust Services
                                      P.O. Box 2887
                                      223 West Nash Street
                                      Wilson, North Carolina 27893
                                      ATTENTION: Margaret Smith
                                      Facsimile Number: (252) 246-4968

                  or to such other address as each party may designate for itself by like notice.

                  (b) Time of Essence. Time is of the essence in the performance of the obligations under this Agreement.

                  (c) Counterparts. This Escrow Agreement may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

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                  (d)      Governing Law. This Escrow Agreement shall be
governed by, and shall be construed according to, the internal laws and judicial decisions of the State of North Carolina.

                  (e) Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Eastern District of North Carolina shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of the General Court of Justice of Wilson County, North Carolina shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

                  (f) Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by each Placement Agent, Company and Escrow Holder. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

                  (g) Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

                  (h) Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow and sets forth in their entirety the obligations and duties of the Escrow Holder with respect to the Escrow.

                  (i) Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Placement Agents, Company and Escrow Holder.

                  (j) Termination. Upon the first to occur of the disbursement of all amounts in the Escrow or deposit of all amounts in Escrow into court, this Escrow Agreement shall terminate and Escrow Holder shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow.

                  (k) Dealings. The Escrow Holder and any stockholder, director, officer or employee of the Escrow Holder may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not Escrow Holder under this Agreement. Nothing herein shall preclude the Escrow Holder from acting in any other capacity for the Company or any other entity.

                  (l) Tax Reporting. Each of the parties hereto agrees that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Funds in any tax year shall (i) to the extent such interest or other income is distributed by the Escrow Holder to any person or entity pursuant to the terms of this Escrow Agreement during such tax year, be allocated to such person or entity, and (ii) otherwise shall be allocated to Company. The Company's federal tax identification number is 58-2235514.

                  (m) Force Majeure. The Escrow Holder shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

                  (n) Reproduction of Documents. This Escrow Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


                  [Remainder of Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date hereof.


                            "COMPANY"
                            comstar.net, inc., a Georgia corporation

                            By: /s/ James C. Howell
                               ------------------------------------------
                            Its: James C. Howell, CEO
                                -----------------------------------------


                            "PLACEMENT AGENTS"
                            Scott & Stringfellow, Inc., a Virginia corporation

                            By: /s/ M. Kent Warner
                               ------------------------------------------
                            Its Director
                               ------------------------------------------


                            SunTrust Equitable Securities Corporation,
                              a   Tennessee    corporation


                            By: /s/ David Allan Jones
                               ------------------------------------------
                            Its Managing Director
                               ------------------------------------------


                            "ESCROW HOLDER"
                            Branch Banking & Trust Company,
                              a national banking association

                            By: /s/ Margaret H. Smith
                               ------------------------------------------
                            Its: Vice President
                                -----------------------------------------


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